Exhibit 4.2

OVINTIV INC.,

as the Company

OVINTIV CANADA ULC,

as the Subsidiary Guarantor

and

THE BANK OF NEW YORK MELLON,

as the Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 31, 2023

to the

INDENTURE

Dated as of May 31, 2023

Providing for the issue of

5.650% Senior Notes due 2025

5.650% Senior Notes due 2028

6.250% Senior Notes due 2033

7.100% Senior Notes due 2053

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EXHIBITS

EXHIBIT A-1	Form of 2025 Note
EXHIBIT A-2	Form of 2028 Note
EXHIBIT A-3	Form of 2033 Note
EXHIBIT A-4	Form of 2053 Note

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FIRST SUPPLEMENTAL INDENTURE dated as of May 31, 2023 (this “Supplemental Indenture”) by and among OVINTIV INC., a Delaware corporation (referred to herein as the “Company”), OVINTIV CANADA ULC, a British Columbia corporation, as the Subsidiary Guarantor (as defined below), and THE BANK OF NEW YORK MELLON, as trustee (referred to herein as the “Trustee”), supplementing the Indenture dated as of May 31, 2023, by and between the Company and the Trustee (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of Notes (as such terms are defined herein):

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of the Company’s Securities to be issued in one or more series as provided in the Indenture;

WHEREAS, the Base Indenture has been duly authorized, executed and delivered by the Company and the Trustee;

WHEREAS, Section 9.01 of the Base Indenture provides that the Company and the Trustee may, without the consent of any Holder, enter into a supplemental indenture: (i) in accordance with Section 9.01(6) thereof, to establish the form and terms of Securities of any series as permitted by the Base Indenture and (ii) in accordance with Section 9.01(4) thereof, to change or eliminate any of the provisions of the Base Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to such provision;

WHEREAS, the Company has duly authorized the issuance of its 5.650% Senior Notes due 2025 (the “2025 Notes”), 5.650% Senior Notes due 2028 (the “2028 Notes”), 6.250% Senior Notes due 2033 (the “2033 Notes”) and 7.100% Senior Notes due 2053 (the “2053 Notes”), each as a series of Securities under the Base Indenture (as they may be issued from time to time under this Supplemental Indenture, including any Additional Notes (as defined below) issued pursuant to Section 1.4 of this Supplemental Indenture, the “Notes”); and in connection therewith, there being no Notes Outstanding at the time of execution and delivery of this Supplemental Indenture, the Company has duly determined to make, execute and deliver this Supplemental Indenture to establish the form and terms of the Notes thereof, to change and eliminate certain provisions of the Base Indenture and to add the Subsidiary Guarantor as a guarantor of the Notes (such guarantee, the “Subsidiary Guarantee”);

WHEREAS, the Company and the Subsidiary Guarantor have duly authorized the execution and delivery of this Supplemental Indenture, and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture, in order to establish the form and terms of, and to provide for the issuance by the Company of, the Notes, substantially in the form attached hereto as Exhibit A and the guarantee thereof, on the terms set forth herein;

WHEREAS, the Company now wishes to issue $600,000,000 aggregate principal amount of the 2025 Notes (the “Initial 2025 Notes”), $700,000,000 aggregate principal amount of the 2028 Notes (the “Initial 2028 Notes”), $600,000,000 aggregate principal amount of the 2033 Notes (the “Initial 2033 Notes”) and $400,000,000 aggregate principal amount of the 2053 Notes (the “Initial 2053 Notes” and, together with the Initial 2025 Notes, the Initial 2028 Notes and the Initial 2033 Notes, the “Initial Notes”), and the Subsidiary Guarantor wishes to guarantee the payment of each series of the Initial Notes;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with;

WHEREAS, all things necessary have been done to make the Initial Notes, when Global Securities representing the Initial Notes have been duly executed by the Company and authenticated and delivered by the Trustee or a duly authorized Authenticating Agent, as provided in the Base Indenture, the valid and legally binding obligations of the Company; and

WHEREAS, all things necessary have been done to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantor and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture.

NOW, THEREFORE:

In consideration of the premises and the purchase and acceptance of the Notes by the Holders, the Company and the Subsidiary Guarantor covenant and agree with the Trustee, for the equal and ratable benefit of the Holders of the Notes, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE I

SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL; THE NOTES

SECTION 1.1. Scope of Supplemental Indenture; General. This Supplemental Indenture supplements, and to the extent inconsistent therewith, replaces, the provisions of the Base Indenture, to which provisions reference is hereby made.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, and shall be deemed expressly included in this Supplemental Indenture solely for the benefit of, the 2025 Notes (which shall be initially in the aggregate principal amount of $600,000,000), the 2028 Notes (which shall be initially in the aggregate principal amount of $700,000,000), the 2033 Notes (which shall be initially in the aggregate principal amount of $600,000,000) and the 2053 Notes (which shall be initially in the aggregate principal amount of $400,000,000) and shall not apply to any other series of Securities that have been or may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

SECTION 1.2. Applicability of Sections of the Base Indenture. Except as expressly specified hereby, each of the provisions of the Base Indenture shall apply to the Notes.

SECTION 1.3. Form, Dating and Terms.

(a) General. The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture is unlimited. The aggregate principal amount of the Initial Notes initially authorized for authentication and delivery pursuant to this Supplemental Indenture is limited to $600,000,000 for the 2025 Notes, $700,000,000 for the 2028 Notes, $600,000,000 for the 2033 Notes and $400,000,000 for the 2053 Notes (except for Initial Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 1.3(b) and 1.3(c) of this Supplemental Indenture and Sections 3.04, 3.05, 3.06 and 11.07 of the Base Indenture). Pursuant to this Supplemental Indenture, there is hereby created and designated one series of Securities under the Indenture entitled “5.650% Senior Notes due 2025”, one series of Securities under the Indenture entitled “5.650% Senior Notes due 2028”, one series of Securities under the Indenture entitled “6.250% Senior Notes due 2033” and one series of Securities under the Indenture entitled “7.100% Senior Notes due 2053”.

In addition, with respect to the Notes, the Company may issue, from time to time subsequent to the Issue Date in accordance with the provisions of the Indenture, (i) additional 2025 Notes (such Securities, the “Additional 2025 Notes”) of the same series as the Initial 2025 Notes, (ii) additional 2028 Notes (such Securities, the “Additional 2028 Notes”) of the same series as the Initial 2028 Notes, (iii) additional 2033 Notes (such Securities, the “Additional 2033 Notes”) of the same series as the Initial 2033 Notes and (iv) additional 2053 Notes (such Securities, the “Additional 2053 Notes” and, together with the Additional 2025 Notes, the Additional 2028 Notes and the Additional 2033 Notes, the “Additional Notes”) of the same series as the Initial 2053 Notes.

The Initial 2025 Notes and the Additional 2025 Notes shall be considered collectively as a single series of Securities for all purposes of the Indenture. Holders of the Initial 2025 Notes and the Additional 2025 Notes shall vote and consent together on all matters to which such Holders are entitled to vote or consent as one series of Securities, and none of the Holders of the Initial 2025 Notes or the Additional 2025 Notes shall have the right to vote or consent as a separate class or series on any matter to which such Holders are entitled to vote or consent.

The Initial 2028 Notes and the Additional 2028 Notes shall be considered collectively as a single series of Securities for all purposes of the Indenture. Holders of the Initial 2028 Notes and the Additional 2028 Notes shall vote and consent together on all matters to which such Holders are entitled to vote or consent as one series of Securities, and none of the Holders of the Initial 2028 Notes or the Additional 2028 Notes shall have the right to vote or consent as a separate class or series on any matter to which such Holders are entitled to vote or consent.

The Initial 2033 Notes and the Additional 2033 Notes shall be considered collectively as a single series of Securities for all purposes of the Indenture. Holders of the Initial 2033 Notes and the Additional 2033 Notes shall vote and consent together on all matters to which such Holders are entitled to vote or consent as one series of Securities, and none of the Holders of the Initial 2033 Notes or the Additional 2033 Notes shall have the right to vote or consent as a separate class or series on any matter to which such Holders are entitled to vote or consent.

The Initial 2053 Notes and the Additional 2053 Notes shall be considered collectively as a single series of Securities for all purposes of the Indenture. Holders of the Initial 2053 Notes and the Additional 2053 Notes shall vote and consent together on all matters to which such Holders are entitled to vote or consent as one series of Securities, and none of the Holders of the Initial 2053 Notes or the Additional 2053 Notes shall have the right to vote or consent as a separate class or series on any matter to which such Holders are entitled to vote or consent.

The Notes and the Trustee’s certificate of authentication shall be in the forms set forth in (i) in the case of the 2025 Notes, Exhibit A-1, (ii) in the case of the 2028 Notes, Exhibit A-2, (iii) in the case of the 2033 Notes, Exhibit A-3 and (iv) in the case of the 2053 Notes, Exhibit A-4 (each, a “Global Note”), duly executed by the Company and authenticated by the Trustee as provided in the Base Indenture. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee.

Any series of Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture or the Base Indenture or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

The terms and provisions contained in the form of Notes attached as Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 hereto shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company, the Subsidiary Guarantor and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Company shall pay principal of, premium, if any, and interest on the Notes at the office or agency designated by the Company, which is initially the corporate trust office of the Trustee in New York, New York. The Company shall pay principal of, premium, if any, and interest on the Global Notes registered in the name of or held by the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. The Company shall make all payments in respect of a Certificated Note by mailing a check to the registered address of each Holder thereof as such address shall appear in the Security Registrar’s books; provided, however, that payments on the Notes represented by Certificated Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Certificated Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent in accordance with the terms of the Indenture.

(b) Book-Entry Provisions.

(i) This Section 1.3(b) shall apply only to Global Notes deposited with the Notes Custodian with respect to such Notes (as appointed by the Depositary), or any successor Person thereto, which shall initially be the Trustee.

(ii) Each Global Note initially shall (x) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (y) be delivered to the Notes Custodian for such Depositary and (z) bear the legend set forth in Exhibit A.

(iii) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(iv) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(v) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 1.3(c) of this Supplemental Indenture, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(vi) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(vii) None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(c) Certificated Notes. Except as provided in the Indenture, owners of beneficial interests in Global Notes shall not be entitled to receive Certificated Notes. Certificated Notes shall be delivered to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered in order to act as Depositary, and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary to deliver Certificated Notes to all beneficial owners in exchange for their beneficial interests in such Global Note. Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate to the effect that such transfer will comply with any appropriate transfer restrictions applicable to such Notes.

(d) Initial Notes. The Initial Notes may forthwith be executed by the Company and delivered, together with a Company Order, to the Trustee for authentication and delivery by the Trustee for original issue.

(e) Additional Notes. At any time and from time to time after the issuance of the Initial Notes, the Trustee shall authenticate and deliver any Additional Notes of any series of Notes for original issue in an aggregate principal amount determined at the time of issuance and specified in a Company Order which shall be accompanied with the Officer’s Certificate or supplemental indenture, as applicable, in respect thereof specified in Section 1.4 of this Supplemental Indenture. Such Company Order shall specify the series and principal amount of the Additional Notes to be authenticated and the date on which the original issue of such Additional Notes is to be authenticated.

SECTION 1.4. Additional Notes. With respect to any Additional Notes of any series, there shall be set forth or determined in an Officer’s Certificate delivered to the Trustee or established in one or more indentures supplemental to the Indenture, prior to the issuance of such Additional Notes:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered; and

(b) the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue and the first interest payment date therefor.

ARTICLE II

CERTAIN DEFINITIONS

SECTION 2.1. Certain Definitions. This Supplemental Indenture uses the following definitions in their proper alphabetical order which, in the event of a conflict with the definition of terms in the Base Indenture, shall supersede and replace the corresponding definitions in the Base Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture. Unless the context indicates otherwise, references in this Supplemental Indenture to an Article or Section refer to an Article or Section of this Supplemental Indenture, as the case may be.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including, without limitation, any preferred stock and limited liability company or partnership interests (whether general or limited) of such Person, but excluding any debt securities convertible or exchangeable into such equity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Net Tangible Assets” means at any date of determination, the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset accounts under GAAP) after deducting therefrom:

(1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of Funded Debt); and

(2) the value of all goodwill, trade names, trademarks, patents, and other like intangible assets, all as set forth on the Company’s consolidated balance sheet as of a date no earlier than the date of the Company’s latest available annual or quarterly consolidated financial statements prepared in accordance with GAAP.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Customary Recourse Exceptions” means with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of a Person, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Certificated Notes” means Notes issued in the form of one or more certificated Notes substantially in the form of Exhibit A.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Funded Debt” means, in respect of any Person, all Indebtedness Incurred by such Person that matures, or is renewable by such Person to a date, more than one year after the date as of which Funded Debt is being determined.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“guarantee” means any obligation, contingent or otherwise, of any Person guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise). The term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Incur” means issue, create, assume, guarantee, incur or otherwise become liable for. Any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination, any obligation of such Person, whether contingent or otherwise, for the repayment of borrowed money and any guarantee thereof.

“Issue Date” means May 31. 2023, the date the Initial Notes are first issued under the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction. For the avoidance of doubt, (1) an operating lease shall be deemed not to constitute a Lien and (2) a contract that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 shall be deemed not to constitute a Lien.

“Non-Recourse Debt” means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise except, in each case for (i) Customary Recourse Exceptions and (ii) the pledge of (or a guarantee limited in recourse solely to) the Capital Stock of such Unrestricted Subsidiary.

“Notes Custodian” means the custodian with respect to the Global Notes (as appointed by the Depositary), or any successor Person thereto, and shall initially be the Trustee.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permian Acquisition” means the acquisition by the Company and Ovintiv USA Inc. of all of the issued and outstanding equity interests of the Subject Companies and certain of their subsidiaries pursuant to the Purchase Agreement.

“Permitted Liens” means, with respect to any Person:

(1) any Lien in favor of the Trustee for the benefit of the Trustee or the Holders of the Notes or otherwise securing the Notes, a guarantee or other obligations under the Indenture;

(2) Liens securing hedging obligations or obligations with regard to treasury management arrangements;

(3) Liens in favor of the Company or a Restricted Subsidiary;

(4) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary;

(5) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not Incurred in contemplation of such acquisition;

(6) Liens to secure the performance of statutory or regulatory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(7) Liens to secure Indebtedness represented by capital lease obligations, finance lease obligations, mortgage financings or purchase money obligations or other Indebtedness, in each case, incurred for the purpose of financing all or any part of the purchase price, other acquisition cost or cost of design, construction, installation, development, repair or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, and all refinancing indebtedness Incurred to renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, such Indebtedness, covering only the assets acquired with or financed by such Indebtedness;

(8) Liens existing on the date hereof;

(9) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(10) bankers’ Liens, rights of setoff, rights of revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary, Liens arising out of judgments or awards and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(11) Liens in respect of Production Payments and Reserve Sales; provided, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

(12) Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements that are customary in the oil and gas business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(13) Liens imposed by law or ordinary course of business contracts, including, without limitation, carriers’, warehousemen’s, suppliers’, mechanics’, materialmen’s, repairmen’s and similar Liens;

(14) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(15) survey exceptions, encumbrances, ground leases, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations of, or rights of others for, licenses, rights-of-way, roads, pipelines, transmission liens, transportation liens, distribution lines for the removal of gas, oil, coal or other minerals or timber, sewers, electric lines, telegraph and telephone lines and other similar purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, Liens related to surface leases and surface operations, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company or any Restricted Subsidiary of the Company or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Restricted Subsidiary of the Company;

(16) leases, licenses, subleases and sublicenses of assets that do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary of the Company;

(17) any interest or title of a lessor under any operating lease;

(18) Liens on pipelines or pipeline facilities that arise by operation of law;

(19) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development, production, processing, gathering, transportation, marketing or storage, plugging, abandonment or operation thereof;

(20) Liens under industrial revenue, municipal or similar bonds; and

(21) any Lien renewing, extending, refinancing, replacing or refunding a Lien permitted by this definition, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to accrued interest and any premium or other amount paid, and fees, costs and expenses incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets are encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinancing, replacement or refunding.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a Permitted Lien on a specified asset or property or group or type of assets or property may include Liens on all improvements, additions, repairs, attachments and accessions thereto, construction thereon, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any oil, gas or mineral property of a primary nature located in Canada or the United States and any facilities located in Canada or the United States directly related to the mining, processing or manufacture of hydrocarbons or minerals, or any of the constituents thereof or the derivatives therefrom and includes Voting Shares or other interests of a corporation or other Person which owns such property or facilities, but does not include (a) any property or facilities used in connection with or necessarily incidental to the purchase, sale, storage, transportation or distribution of Principal Property, (b) any property which, in the opinion of the Board of Directors of the Company, is not materially important to the total business conducted by the Company and its Subsidiaries as an entirety, or (c) any portion of a particular property which, in the opinion of the Board of Directors of the Company, is not materially important to the use or operation of such property.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, production payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the oil and gas business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.

“Purchase Agreement” means the Securities Purchase Agreement dated as of April 3, 2023 by and among the Company, Ovintiv USA Inc., Black Swan Oil & Gas, LLC, PetroLegacy II Holdings, LLC, Piedra Energy III Holdings, LLC, Piedra Energy IV Holdings, LLC, the Subject Companies and, solely in its capacity as “Sellers’ Representative” thereunder, NMB Seller Representative, LLC.

“Restricted Subsidiary” of any Person means any Subsidiary of the Person that is not an Unrestricted Subsidiary.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Stated Maturity” means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the payment of principal of such security or Indebtedness is due and payable, including, without limitation, pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subject Companies” means Black Swan Permian, LLC, Black Swan Operating, LLC, PetroLegacy Energy II, LLC, PearlSnap Midstream, LLC, Piedra Energy III, LLC and Piedra Energy IV, LLC.

“Subsidiary” with respect to any Person, means any (i) corporation, limited liability company or other entity (other than a partnership) of which the outstanding Capital Stock having a majority of the votes entitled to be cast in the election of directors, managers or trustees of such entity under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or any other Person of which a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (ii) partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Treasury Rate” means, with respect to any redemption date for the Notes of a series, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate applicable to such redemption of Notes of such series shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the applicable redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places;

or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.

If on the third Business Day preceding the applicable redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company designated as such pursuant to and in compliance with the Indenture and (2) any Subsidiary of an Unrestricted Subsidiary.

ARTICLE III

REDEMPTION

SECTION 3.1. Special Mandatory Redemption.

(a) Upon the earlier of (x) December 31, 2023 if the Permian Acquisition is not consummated on or prior to such date and (y) the date the Purchase Agreement is terminated without the Permian Acquisition being consummated (either such event being a “Special Mandatory Redemption Event”), the Company will redeem all of the outstanding Notes at a redemption price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (the “Special Mandatory Redemption Price”). For purposes of the foregoing, the Permian Acquisition will be deemed consummated if the closing under the Purchase Agreement occurs, including after giving effect to any amendments to the Purchase Agreement or waivers thereunder acceptable to the Company.

(b) Notice of the occurrence of a Special Mandatory Redemption Event (the “Special Mandatory Redemption Notice”) will be delivered to the Trustee and delivered to Holders of Notes according to the procedures of the Depositary within 5 Business Days after the Special Mandatory Redemption Event. At the Company’s written request, the Trustee shall give the Special Mandatory Redemption Notice in the Company’s name and at the expense of the Company. On the redemption date specified in the Special Mandatory Redemption Notice, which shall be no more than 10 Business Days (or such other minimum period as may be required by the Depositary) after mailing or sending the Special Mandatory Redemption Notice, the special mandatory redemption shall occur (the date of such redemption, the “Special Mandatory Redemption Date”). If funds sufficient to pay the Special Mandatory Redemption Price of all of each series of the Notes subject to such Special Mandatory Redemption then outstanding on the Special Mandatory Redemption Date are deposited with the paying agent or the Trustee on or before such Special Mandatory Redemption Date, then on and after such Special Mandatory Redemption Date, the Notes of such series shall cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under the Notes of such series shall terminate.

(c) Upon the consummation of the Permian Acquisition, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

SECTION 3.2. Optional Redemption.

(a) Prior to (A) in the case of the 2025 Notes, May 15, 2025 (the maturity date of the 2025 Notes) (the “2025 Notes Par Call Date”), (B) in the case of the 2028 Notes, April 15, 2028 (1 month prior to the maturity date of the 2028 Notes) (the “2028 Notes Par Call Date”), (C) in the case of the 2033 Notes, April 15, 2033 (3 months prior to the maturity date of the 2033 Notes) (the “2033 Notes Par Call Date”) and (D) in the case of the 2053 Notes, January 15, 2053 (6 months prior to the maturity date of the 2053 Notes) (the “2053 Notes Par Call Date”, and together with the 2028 Notes Par Call Date and the 2033 Notes Par Call Date, the “Par Call Dates” and each a “Par Call Date”), the Company may redeem such series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (A) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed thereon discounted to the redemption date (assuming, in the case of the 2028 Notes, the 2033 Notes and the 2053 Notes, such Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points in the case of the 2025 Notes, 35 basis points in the case of the 2028 Notes, 45 basis points in the case of the 2033 Notes and 50 basis points in the case of the 2053 Notes less (B) interest accrued to the date of redemption, and

(ii) 100% of the principal amount of the applicable Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

(b) On or after the 2028 Notes Par Call Date, the Company may redeem the 2028 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. On or after the 2033 Notes Par Call Date, the Company may redeem the 2033 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2033 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. On or after the 2053 Notes Par Call Date, the Company may redeem the 2053 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2053 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

SECTION 3.3. Optional Redemption Provisions.

(a) The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(b) Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent. If a redemption is subject to satisfaction of one or more conditions precedent, the redemption date may be delayed up to 10 business days at the Company’s election. If such conditions precedent are not satisfied within 10 business days after the proposed redemption date, such redemption shall not occur and the notice thereof shall be deemed rescinded. A notice of redemption need not set forth the exact redemption price but only the manner of calculation thereof.

(c) Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s policies and procedures) to Holders at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. At the Company’s written request, the Trustee shall give the Notice of any redemption in the Company’s name and at the Company’s expense. The Company will provide notice of any redemption to the Trustee at least 5 business days prior to when notice is given to Holders.

(d) In the case of any partial redemption with respect to a series of Notes, selection of the Notes for redemption will be made, in the case of certificated Notes, pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair, and in the case of Global Notes, in accordance with the policies and procedures of DTC of the applicable depositary. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of such Note will be issued in the name of the Holder of such Note upon surrender for cancellation of the original Note.

(e) Unless the Company defaults in payment of the redemption price with respect to a series of Notes or any conditions precedent described in the notice of redemption are not satisfied and therefore the notice of redemption is deemed rescinded, on and after the redemption date interest will cease to accrue on the Notes of a series or portions thereof called for redemption.

SECTION 3.4. Sinking Fund; Mandatory Redemption. The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

ARTICLE IV

COVENANTS

Section 10.05 of the Base Indenture shall not apply to the Notes, and shall be deemed not to be included in the Indenture for the benefit of the Notes. The following covenants in this Article IV shall apply to the Notes and shall be deemed included in the Indenture solely for the benefit of the Notes:

SECTION 4.1. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, Incur, or suffer or permit to exist, any Lien securing Funded Debt (other than Permitted Liens) upon any Principal Property, whether owned on the Issue Date or acquired after that date, unless the Indebtedness due under the Indenture, the Notes and the Subsidiary Guarantee (if any) is secured equally and ratably with (or senior in priority to in the case of Liens with respect to Funded Debt that is expressly subordinated to the Notes or the Subsidiary Guarantee) the Funded Debt secured by such Lien for so long as such Funded Debt is so secured.

Notwithstanding the preceding paragraph, the Company may, and may permit any Restricted Subsidiary of the Company to, create, Incur, or suffer or permit to exist, any Lien securing Funded Debt upon any Principal Property without securing the Indebtedness due under the Indenture, the Notes and the Subsidiary Guarantee if the aggregate principal amount of such Funded Debt secured by such Lien upon such Principal Property, together with the aggregate outstanding principal amount of all other Funded Debt of the Company and any Restricted Subsidiary of the Company secured by any Liens (other than Permitted Liens) upon Principal Property, does not at the time such Funded Debt is created, Incurred or assumed (or, if later, at the time such Lien is created, Incurred or assumed) exceed the greater of (i) 15% of Consolidated Net Tangible Assets at such time and (ii) $2.25 billion.

SECTION 4.2. Reports.

(a) The Company will furnish or file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to all Holders of the Notes and prospective purchasers of the Notes designated by the Holders of the Notes, promptly on their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act. For purposes of this covenant, the Company will be deemed to have furnished such reports and information to, or filed such reports and information with, the Trustee and the Holders of Notes and prospective purchasers as required by this covenant if it has filed such reports or information with the SEC via the EDGAR filing system or otherwise made such reports or information publicly available on a freely accessible page on the Company’s website. The Trustee shall have no obligation whatsoever to determine whether or not such reports and information have been filed or have been posted on such website.

(b) The Company also shall furnish to the Trustee, annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Indenture.

(c) The Company will deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute an Event of Default, unless such Event of Default has been cured or waived before the end of such 30-day period, the status of such events and what action the Company is taking or proposing to take in respect thereof.

(d) Delivery of any reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice, constructive or otherwise, of any information contained therein or determinable from information contained therein, including the compliance by the Company with any of the Company’s covenants (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or website under the Indenture or participate in any conference calls.

SECTION 4.3. Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may after the Issue Date designate any Subsidiary as an “Unrestricted Subsidiary” if: (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and (2) such Subsidiary has no Indebtedness other than Non-Recourse Debt.

(b) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company. Any such designation will be deemed to be an incurrence of Funded Debt and Liens by a Restricted Subsidiary of the Company of any outstanding Funded Debt and Liens, respectively, of such Unrestricted Subsidiary, and such designation will only be permitted if no Default or Event of Default would be in existence following such designation.

ARTICLE V

DEFAULTS AND REMEDIES

Sections 5.01 and 5.02 of the Base Indenture shall not apply to the Notes, and shall be deemed not to be included in the Indenture for the benefit of the Notes. Sections 5.1 and 5.2 below shall apply to the Notes and shall be deemed to be included in the Indenture solely for the benefit of the Notes:

SECTION 5.1. Events of Default.

(a) Each of the following is an “Event of Default” with respect to the Notes:

(i) default in any payment of interest on any Note when due, continued for 30 days;

(ii) default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon redemption (including a Special Mandatory Redemption), upon acceleration or otherwise;

(iii) (1) failure by the Company to comply for 180 days after notice as provided above under Section 4.2 of this Supplemental Indenture; or

(2) failure by the Company to comply for 90 days after notice as provided below with its other agreements contained in the Indenture or the Notes;

(iv) default under any mortgage, indenture or similar instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or the Subsidiary Guarantor (or the payment of which is guaranteed by the Company or the Subsidiary Guarantor), other than Indebtedness owed to a Subsidiary, whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default:

(1) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

(2) results in the acceleration of such Indebtedness prior to its maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is an outstanding uncured payment default or the maturity of which has been and remains so accelerated, aggregates in excess of $200.0 million;

(v) the Company, pursuant to or within the meaning of any Bankruptcy Law:

(1) commences a voluntary case or voluntary proceeding;

(2) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or in voluntary proceeding;

(3) consents to the appointment of a Custodian of it or for any substantial part of its property;

(4) makes a general assignment of substantially all of its property for the benefit of its creditors; or

(5) transmits its written consent to or acquiescence in the institution of a bankruptcy proceeding or other collective proceeding for relief by or against its creditors generally;

(vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief in an involuntary case against the Company pursuant to or within the meaning of the Bankruptcy Law;

(2) appoints a Custodian for all or substantially all of the property of the Company, pursuant to or within the meaning of the Bankruptcy Law; or

(3) orders the winding up or liquidation of the Company, pursuant to or within the meaning of the Bankruptcy Law; and in the case of (1), (2) or (3), the order or decree remains unstayed or not dismissed and in effect for 60 days following the entry, issuance or effective date thereof; or

(vii) the Subsidiary Guarantee in respect of the Notes of that series ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or the Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or the Subsidiary Guarantee, in each case unless the Subsidiary Guarantee has been released pursuant to the terms of the Indenture.

SECTION 5.2. Acceleration of Maturity; Rescission and Annulment.

A Default under Section 5.1(a)(iii) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes of such series notify the Company in writing of the Default and the Company does not cure such Default within the time specified in Section 5.1(a)(iii) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

If an Event of Default (other than an Event of Default described in Sections 5.1(a)(v) or (vi) occurs and is continuing, the Trustee by written notice to the Company, or Holders of at least 25% in principal amount of the then outstanding Notes of such series by written notice to the Company and the Trustee, may, and the Trustee at the request of Holders of at least 25% in principal amount of the then outstanding Notes of such series shall, declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes of such series to be due and payable. Such notice must specify the Event of Default and state that such notice is a “Notice of Acceleration.” Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Notes of any series because an Event of Default described in Section 5.1(a)(iv) has occurred and is continuing, the declaration of acceleration of such Notes shall be automatically annulled if the Default triggering such Event of Default pursuant to Section 5.1(a)(iv) shall be remedied or cured by the Company or waived by the Holders of the relevant Indebtedness within 20 days after the written notice of declaration of acceleration of the Notes of such series with respect thereto is received by the Company and if (a) the annulment of the acceleration of the Notes of such series would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes of such series that became due solely because of the acceleration of such Notes, have been cured or waived. If an Event of Default described in Section 5.1(a)(v) above occurs, the principal, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Except in the case of a default in the payment of principal, premium, if any, and accrued and unpaid interest, any Note that is to be paid by the Trustee, as Paying Agent, the Trustee shall not be deemed to have knowledge or notice of the occurrence of any default or event of default, unless a responsible trust officer of the Trustee shall have received written notice from the Company or a Holder describing such default or event of default, and stating that such notice is a notice of default or event of default.

At any time after a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, Holders of a majority in principal amount of the outstanding Notes of such series may by notice to the Trustee and the Company (including, without limitation, waivers and consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) waive all past defaults (except with respect to nonpayment of principal, premium, if any, or interest) and rescind any such acceleration with respect to the Notes of such series and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes of such series that have become due solely by such declaration of acceleration, have been cured or waived.

An Event of Default with respect to one series of the Notes is not necessarily an Event of Default for another series.

ARTICLE VI

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 6.1. Satisfaction and Discharge.

Section 4.01 of the Base Indenture shall not apply to the Notes, and shall be deemed not to be included in the Indenture for the benefit of the Notes. Section 6.1 below shall apply to the Notes and shall be deemed to be included in the Indenture solely for the benefit of the Notes. This Indenture shall upon request of the Company cease to be of further effect with respect to the Notes of any series and any guarantees of such Notes (except as to any surviving rights of conversion, registration of transfer or exchange of any such Note expressly provided for in this Indenture or in the terms of such Note), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Note, when:

(a) either:

(i) all such Notes theretofore authenticated and delivered (other than (1) Notes that have been destroyed, lost or wrongfully taken and that have been replaced or paid and (2) Notes for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii) all such Notes not theretofore delivered to the Trustee for cancellation

(1) have become due and payable, or

(2) will become due and payable at their Stated Maturity within one year, or

(3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company or the Guarantor, in the case of Sections 6(a)(ii)(1), 6(a)(ii)(2) or 6(a)(ii)(3) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b) the Company and the Guarantor have paid or caused to be paid all other sums payable hereunder by the Company and the Guarantor with respect to such Notes; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent in this Indenture relating to the satisfaction of this Indenture with respect to such Notes have been satisfied.

(d) Notwithstanding the satisfaction and discharge of this Indenture with respect to Notes of any series, the obligations of the Company to the Trustee under Section 6.07 of the Base Indenture, the obligations of the Trustee to any Authenticating Agent under Section 6.12 of the Base Indenture, and, if money shall have been deposited with the Trustee pursuant to Section 6.1(a)(ii) with respect to such Notes, the obligations of the Company of such series under Section 4.02 of the Base Indenture and the last paragraph of Section 10.03 of the Base Indenture with respect to such Notes shall survive such satisfaction and discharge.

SECTION 6.2. Defeasance.

The legal defeasance and covenant defeasance provisions in Sections 14.01 and 14.02 of the Base Indenture shall be applicable to the Notes of each series. In the case of a covenant defeasance in respect of any series of Notes, (i) the Company will be released from its obligations to comply with Sections 4.1 and 4.2 of this Supplemental Indenture (for the benefit of the Holders of Notes of such series), Section 10.07 of the Base Indenture (for the benefit of the Holders of Notes of such series) and Section 8.01 of the Base Indenture (other than Section 8.01(1)(B) of the Base Indenture) and (ii) the events described in Sections 5.1(a)(iv) and (vii) of this Supplemental Indenture shall no longer constitute Events of Default with respect to such series of Notes. If the Company exercises its legal defeasance or its covenant defeasance option in respect of any series of Notes, the guarantees in respect of such Notes (if any are in effect at such time) will terminate.

ARTICLE VII

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 7.1. Sections 9.01 and 9.02 of the Base Indenture shall not apply to the Notes, and shall be deemed not to be included in the Indenture for the benefit of the Notes.    Solely with respect to the Notes and except as provided in Section 7.1(a) and Section 7.1(b), the Indenture (including the Subsidiary Guarantee) and the Notes of any series may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes of any series then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the applicable Notes).

(a) However, without the consent of each Holder of an outstanding note affected of any series, no amendment, supplement or waiver may (with respect to any Notes of such series held by a non-consenting Holder):

(i) reduce the principal amount of Notes of such series whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the stated rate of interest or extend the stated time for payment of interest on any Note of such series;

(iii) reduce the principal of or extend the Stated Maturity of any Note of such series;

(iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes of such series (except a rescission of acceleration of the Notes by Holders of a majority in aggregate principal amount of the then outstanding Notes of such series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(v) reduce the premium payable upon the redemption of any note of such series or change the time at which any note of such series may be redeemed under Article III of this Supplemental Indenture whether through an amendment or waiver of provisions in the definitions or otherwise;

(vi) make any Note of such series payable in money other than that stated in the Note;

(vii) impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes of such series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(viii) modify the Subsidiary Guarantee in any manner adverse to the Holders of the Notes of such series; or

(ix) make any change in the amendment or waiver provisions that require each Holder’s consent.

(b) Notwithstanding the foregoing, without the consent of any Holder of Notes of any series, the Company and the Trustee may amend or supplement, solely with respect to the Notes of such series, the Indenture (including the Subsidiary Guarantee) and the Notes of such series to:

(i) cure any ambiguity, omission, defect or inconsistency;

(ii) provide for the assumption by a successor entity of the obligations of the Company under the Indenture (as it relates to the Notes of such series) in accordance with Article Eight of the Base Indenture;

(iii) provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(iv) add guarantees with respect to the Notes of such series, or evidence the release of a Guarantor from its guarantees, provide for the assumption by a successor entity of the obligations of a Guarantor in accordance with the applicable provisions of the Indenture;

(v) secure the Notes of such series or any guarantee thereof;

(vi) add covenants of the Company or other obligor under the Indenture (as it relates to the Notes of such series), the Notes of such series or the respective guarantees thereof, or Events of Default for the benefit of the Holders of the Notes of such series or the guarantees of such series or to make other changes that would provide additional rights to the Holders of the Notes of such series or to surrender any right or power conferred upon the Company or other such obligor;

(vii) make any change that does not adversely affect the legal or contractual rights of any Holder under the Indenture (as it relates to the Notes of such series) or the Notes of such series;

(viii) evidence and provide for the acceptance of an appointment under the Indenture (as it relates to the Notes of such series) of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture (as it relates to the Notes of such series);

(ix) provide for the issuance of Additional Notes permitted to be issued under the Indenture (as it relates to the Notes of such series);

(x) comply with the rules of any applicable securities depositary; or

(xi) conform the text of the Indenture (as it relates to the Notes of such series or the guarantees of such series), the Notes of such series or the guarantees of such series to any provision of the section of the Company’s Prospectus Supplement dated May 16, 2023 under the caption “Description of Notes” or the “Description of Debt Securities” set forth in the accompanying base prospectus to the extent that such provision in the “Description of Notes” or such “Description of Debt Securities” was intended to be a verbatim recitation of a provision of the Indenture (as it relates to the Notes of such series or the guarantees of such series), or the Notes of such a series or the guarantees of such series, which intent shall be established by an Officer’s Certificate.

(c) The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. A consent to any amendment, supplement or waiver under the Indenture by any Holder of Notes of any series given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under the Indenture becomes effective, the Company is required to send to the applicable Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the Holders of the Notes of such series, or any defect in the notice, will not impair or affect the validity of any amendment, supplement or waiver.

In connection with any modification, amendment, supplement or waiver in respect of the Indenture or the Notes, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating (i) that such modification, amendment, supplement or waiver is authorized or permitted pursuant to the terms of the Indenture or the Notes, as applicable, and (ii) that all related conditions precedent to such modification, amendment, supplement or waiver have been complied with.

ARTICLE VIII

SUBSIDIARY GUARANTEE

SECTION 8.1. Obligations of the Subsidiary Guarantor.

(a) The Subsidiary Guarantor fully and unconditionally guarantees to each Holder of the Notes, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Note and of this Indenture. In case of the failure of the Company punctually to make any such payment, the Subsidiary Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption or otherwise, and as if such payment were made by the Company. The obligations of the Subsidiary Guarantor under the Subsidiary Guarantee will rank equally in right of payment with other Indebtedness of the Subsidiary Guarantor, except to the extent such other Indebtedness is expressly subordinated to the obligations arising under the Subsidiary Guarantee.

(b) The Subsidiary Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Note or this Indenture, any failure to enforce the provisions of such Note or this Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Note or the Trustee or any other circumstance that may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Subsidiary Guarantor, increase the principal amount of such Note, or increase the interest rate thereon, change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity of any payment thereon.

(c) The Subsidiary Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that its obligations hereunder will not be discharged in respect of such Note except by complete performance of the obligations of the Subsidiary Guarantor contained in such Note and in this Indenture. The Subsidiary Guarantee hereunder shall constitute a guaranty of payment and not of collection. The Subsidiary Guarantor hereby agrees that, in the event of a default in payment of principal, or premium, if any, or interest, if any, on such Note, whether at its Stated Maturity, by acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against the Subsidiary Guarantor to enforce the obligation of the Subsidiary Guarantor hereunder without first proceeding against the Company.

(d) The Subsidiary Guarantee of any Note shall remain in full force and effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of such Note, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of such Note, whether as a “voidable preference,” “fraudulent transfer,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on a Note, such Note shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 8.2. Limitations of the Subsidiary Guarantee. Notwithstanding anything to the contrary in this Indenture, the Notes or the Subsidiary Guarantee, the obligations of the Subsidiary Guarantor under the Subsidiary Guarantee and this Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Subsidiary Guarantor, result in the obligations of the Subsidiary Guarantor under the Subsidiary Guarantee and this Indenture not constituting a fraudulent preference, fraudulent advance, fraudulent transfer, or transfer at undervalue under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state, provincial, or other law affecting the rights of creditors generally.

SECTION 8.3. Release of the Subsidiary Guarantor. The Subsidiary Guarantor will be released and discharged automatically and unconditionally from all its obligations under the Indenture and the Subsidiary Guarantee and will cease to be the Subsidiary Guarantor, without any further action required on the part of the Trustee or any holder, (i) upon the release and discharge of the Subsidiary Guarantor’s guarantee of the Company’s 5.375% senior notes due 2026, whether because such debt securities have matured or have been redeemed or repurchased and cancelled, or otherwise, (ii) in connection with any covenant defeasance, legal defeasance or satisfaction and discharge of the Notes pursuant to Section 6.2 of this Supplemental Indenture, (iii) if no Event of Default has occurred and is then continuing, upon the liquidation or dissolution of the Subsidiary Guarantor or (iv) in the event the Subsidiary Guarantor is sold or disposed of (whether by merger, amalgamation, consolidation, the sale of a sufficient amount of its (or an intermediate holding company’s) Capital Stock so that the Subsidiary Guarantor no longer constitutes a “Subsidiary” of the Company or the sale of all or substantially all of its assets (other than by lease)), and whether or not the Subsidiary Guarantor is the surviving entity in such transaction, to a Person that is not (and does not thereupon become) the Company or a Subsidiary of the Company.

Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that any of the conditions precedent in the Indenture and as described above has occurred, and that this Supplemental Indenture and the release of the Subsidiary Guarantor is authorized or permitted by the terms of the Indenture and the Notes, the Trustee shall execute any supplemental indenture or other documents reasonably requested by the Company in order to evidence the release of the Subsidiary Guarantor from its obligations under the Subsidiary Guarantee and the Indenture at the Company’s sole expense.

SECTION 8.4. Guarantee Evidenced by Indenture; No Notation of Guarantee.

(a) The Subsidiary Guarantee shall be evidenced solely by its execution and delivery of this Supplemental Indenture and not by an endorsement on, or attachment to, any Note or any guarantee or notation thereof.

(b) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee as to the Notes set forth in this Supplemental Indenture on behalf of the Subsidiary Guarantor.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1. Notice. Sections 1.05 and 1.06 of the Base Indenture shall apply to this Supplemental Indenture and the Notes.

SECTION 9.2. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 9.3. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company and the Trustee shall bind their successors and assigns, whether so expressed or not.

SECTION 9.4. Separability Clause. In case any provision in this Supplemental Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9.5. Benefits of this Supplemental Indenture. Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 9.6. Governing Law; Waiver of Jury Trial. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflicts of law. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 9.7. Agent for Service; Submission to Jurisdiction; Waiver of Immunities; Waiver of Jury Trial. By the execution and delivery of this Supplemental Indenture, the Company (i) acknowledges that it has irrevocably designated and appointed CT Corporation System, 111 8th Avenue, New York, New York, 10011 (“CT Corporation”) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Notes or this Supplemental Indenture that may be instituted in any federal or New York state court located in New York, New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CT Corporation and written notice of said service to the Company (mailed or delivered to the Company, Attention: General Counsel, at its principal office and in the manner specified in Section 105 of the Base Indenture), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation in full force and effect so long as any of the Notes shall be outstanding.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Supplemental Indenture and the Notes, to the extent permitted by law.

The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Supplemental Indenture or the Notes in any federal or state court in the State of New York, Borough of Manhattan. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 9.8. The Trustee, Paying Agent and Security Registrar. The Company initially appoints the Trustee as Paying Agent and Security Registrar with respect to any Global Notes. All rights, powers, protections, immunities and indemnities afforded to the Trustee in the Base Indenture shall apply to the Trustee as if the same were set forth herein mutatis mutandis. The Trustee, in any capacity, shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. The Company hereby authorizes and directs the Trustee to execute and deliver this Supplemental Indenture.

SECTION 9.9. Ratification of Base Indenture. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

OVINTIV INC., as the Company

By:	/s/ Corey D. Code
Name: Corey D. Code
Title: Executive Vice-President & Chief Financial Officer

OVINTIV CANADA ULC, as Subsidiary Guarantor

By:	/s/ Corey D. Code
Name: Corey D. Code
Title: President

TRUSTEE:

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

[Signature Page to the First Supplemental Indenture]

EXHIBIT A-1

FORM OF FACE OF 2025 NOTE

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[1]	Depositary legend, if applicable.

EXHIBIT A-1-1

No.	Principal Amount $
[as revised by the Schedule of Increases
and Decreases in the Global Note attached hereto][2]

CUSIP NO. 69047Q AA0

ISIN US69047QAA04

OVINTIV INC.

5.650% SENIOR NOTE DUE 2025

Ovintiv Inc., a Delaware corporation, promises to pay to [Cede & Co.]2 or registered assigns, the principal sum of [            ] Dollars, [as revised by the Schedule of Increases and Decreases in the Global Note attached hereto]2, on May 15, 2025.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2023.

Regular Record Dates: May 1 and November 1.

Additional provisions of this 2025 Note are set forth on the other side of this 2025 Note.

[2]	For Global Notes.

EXHIBIT A-1-2

IN WITNESS WHEREOF, the Company has caused this 2025 Note to be signed manually or by facsimile by its duly authorized officer.

OVINTIV INC.

By:
Name:
Title:

EXHIBIT A-1-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

as Trustee, certifies that this is one of the 2025 Notes referred to in the Indenture.

By:
Authorized Signatory

EXHIBIT A-1-4

FORM OF REVERSE SIDE OF 2025 NOTE

5.650% Senior Note due 2025

1.	Interest

Ovintiv Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2025 Note at the rate per annum shown above.

The Company shall pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2023. Interest on the 2025 Notes shall accrue from the most recent date to which interest has been paid on the 2025 Notes or, if no interest has been paid, from May 31, 2023. The Company shall pay interest on overdue principal or premium, if any (plus interest on overdue installments of interest to the extent lawful), at the rate borne by the 2025 Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.	Method of Payment

By no later than 12:30 p.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any 2025 Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, or interest. The Company shall pay interest (except Defaulted Interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 immediately preceding the interest payment date even if the 2025 Notes are cancelled or repurchased after the Regular Record Date and on or before the Interest Payment Date. Holders must surrender the 2025 Notes to a Paying Agent to collect principal payments. The Company shall pay principal of, premium, if any, and interest on the 2025 Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company shall pay principal of, premium, if any, and interest on the 2025 Notes at the office or agency designated by the Company, which is initially the corporate trust office of the Trustee in New York, New York. The Company shall pay principal of, premium, if any, and interest on the Global Notes registered in the name of or held by the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as the registered holder of such Global Note. The Company shall make all payments in respect of a Certificated Note by mailing a check to the registered address of each Holder thereof as such address shall appear on the Security Registrar’s books; provided, however, that payments on the 2025 Notes represented by Certificated Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of 2025 Notes represented by Certificated Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written request to the Company and the Trustee or the Paying Agent in accordance with the terms of the Indenture.

3.	Paying Agent and Security Registrar

Initially, The Bank of New York Mellon, the trustee under the Indenture (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Trustee”), shall act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent or Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Security Registrar.

EXHIBIT A-1-5

4.	Indenture

The Company issued the 2025 Notes as a series of Securities under the Indenture dated as of May 31, 2023 (the “Base Indenture”) between the Company and the Trustee, as supplemented by the First Supplemental Indenture dated as of May 31, 2023 (the “Supplemental Indenture” and, together with the Base Indenture and any one or more additional supplemental indentures thereto applicable to the 2025 Notes, herein called the “Indenture”) among the Company, Ovintiv Canada ULC, a British Columbia corporation (the “Subsidiary Guarantor”), and the Trustee. The terms of the 2025 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The 2025 Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. In the event of any inconsistency between the terms of this 2025 Note and the terms of the Indenture, the terms of the Indenture shall control.

The aggregate principal amount of 2025 Notes that may be authenticated and delivered under the Indenture is unlimited. This 2025 Note is one of the 5.650% Senior Notes due 2025 referred to in the Indenture. The 2025 Notes include (i) $600,000,000 aggregate principal amount of the Company’s 5.650% Senior Notes due 2025 issued under the Indenture on May 31, 2023 in an offering registered under the Securities Act (the “Initial 2025 Notes”), and (ii) if and when issued, an unlimited principal amount of additional 5.650% Senior Notes due 2025 that may be issued from time to time, under the Indenture, subsequent to May 31, 2023 (the “Additional 2025 Notes” and, together with the Initial 2025 Notes, the “2025 Notes”). The Initial 2025 Notes and the Additional 2025 Notes shall be considered collectively as a single series of Securities for all purposes of the Indenture.

5.	Redemption

(a) The Company may redeem the 2025 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 Notes to be redeemed discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the Redemption Date, and (2) 100% of the principal amount of the 2025 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

6.	Denominations; Transfer; Exchange

The 2025 Notes are in registered form without coupons in denominations of principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange 2025 Notes in accordance with the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Security Registrar for any registration of transfer or exchange of the 2025 Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any 2025 Note selected for redemption or any 2025 Note for a period of 15 days before a selection of the 2025 Notes to be redeemed.

7.	Persons Deemed Owners

The registered Holder of this 2025 Note shall be treated as the owner of it for all purposes.

EXHIBIT A-1-6

8.	Unclaimed Money

If money for the payment of the principal of, or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or the Paying Agent for payment.

9.	Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the 2025 Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the 2025 Notes to Stated Maturity or a specified redemption date.

10.	Amendment, Supplement and Waiver

The Supplemental Indenture, the Base Indenture (as it relates to the 2025 Notes) and the 2025 Notes may be amended or supplemented and certain provisions may be waived as provided in the Indenture.

11.	Defaults and Remedies

The Events of Default as to the 2025 Notes are defined in Section 5.1 of the Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Subsidiary Guarantor, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

12.	Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Subsidiary Guarantor, in its individual or any other capacity, may become the owner or pledgee of the 2025 Notes and may otherwise deal with the Company or the Subsidiary Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

13.	No Recourse Against Others

No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Company or the Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantor, respectively, under the 2025 Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the 2025 Notes by accepting a 2025 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2025 Notes.

14.	Authentication

This 2025 Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent acting on its behalf) manually signs the certificate of authentication on the other side of this 2025 Note.

EXHIBIT A-1-7

15.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

16.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2025 Notes. No representation is made as to the accuracy of such numbers as printed on the 2025 Notes and reliance may be placed only on the other identification numbers placed thereon.

17.	Governing Law

This 2025 Note shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT A-1-8

ASSIGNMENT FORM

To assign this 2025 Note, fill in the form below:

I or we assign and transfer this 2025 Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                          agent to transfer this 2025 Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this 2025 Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT A-1-9

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE3

The following increases or decreases in this Global Note have been made:

Date of Increase / Decrease	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

[3]	For Global Notes.

EXHIBIT A-1-10

EXHIBIT A-2

FORM OF FACE OF 2028 NOTE

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]4

[4]	Depositary legend, if applicable.

EXHIBIT A-2-1

No.	Principal Amount $
[as revised by the Schedule of Increases
and Decreases in the Global Note attached hereto][5]

CUSIP NO. 69047Q AB8

ISIN US69047QAB86

OVINTIV INC.

5.650% SENIOR NOTE DUE 2028

Ovintiv Inc., a Delaware corporation, promises to pay to [Cede & Co.]5 or registered assigns, the principal sum of [                ] Dollars, [as revised by the Schedule of Increases and Decreases in the Global Note attached hereto]5, on May 15, 2028.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2023.

Regular Record Dates: May 1 and November 1.

Additional provisions of this 2028 Note are set forth on the other side of this 2028 Note.

[5]	For Global Notes.

EXHIBIT A-2-2

IN WITNESS WHEREOF, the Company has caused this 2028 Note to be signed manually or by facsimile by its duly authorized officer.

OVINTIV INC.

By:
Name:
Title:

EXHIBIT A-2-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

as Trustee, certifies that this is one of the 2028 Notes referred to in the Indenture.

By:
Authorized Signatory

EXHIBIT A-2-4

FORM OF REVERSE SIDE OF 2028 NOTE

5.650% Senior Note due 2028

1.	Interest

Ovintiv Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2028 Note at the rate per annum shown above.

The Company shall pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2023. Interest on the 2028 Notes shall accrue from the most recent date to which interest has been paid on the 2028 Notes or, if no interest has been paid, from May 31, 2023. The Company shall pay interest on overdue principal or premium, if any (plus interest on overdue installments of interest to the extent lawful), at the rate borne by the 2028 Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.	Method of Payment

By no later than 12:30 p.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any 2028 Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, or interest. The Company shall pay interest (except Defaulted Interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 immediately preceding the interest payment date even if the 2028 Notes are cancelled or repurchased after the Regular Record Date and on or before the Interest Payment Date. Holders must surrender the 2028 Notes to a Paying Agent to collect principal payments. The Company shall pay principal of, premium, if any, and interest on the 2028 Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company shall pay principal of, premium, if any, and interest on the 2028 Notes at the office or agency designated by the Company, which is initially the corporate trust office of the Trustee in New York, New York. The Company shall pay principal of, premium, if any, and interest on the Global Notes registered in the name of or held by the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as the registered holder of such Global Note. The Company shall make all payments in respect of a Certificated Note by mailing a check to the registered address of each Holder thereof as such address shall appear on the Security Registrar’s books; provided, however, that payments on the 2028 Notes represented by Certificated Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of 2028 Notes represented by Certificated Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written request to the Company and the Trustee or the Paying Agent in accordance with the terms of the Indenture.

3.	Paying Agent and Security Registrar

Initially, The Bank of New York Mellon, the trustee under the Indenture (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Trustee”), shall act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent or Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Security Registrar.

EXHIBIT A-2-5

4.	Indenture

The Company issued the 2028 Notes as a series of Securities under the Indenture dated as of May 31, 2023 (the “Base Indenture”) between the Company and the Trustee, as supplemented by the First Supplemental Indenture dated as of May 31, 2023 (the “Supplemental Indenture” and, together with the Base Indenture and any one or more additional supplemental indentures thereto applicable to the 2028 Notes, herein called the “Indenture”) among the Company, Ovintiv Canada ULC, a British Columbia corporation (the “Subsidiary Guarantor”), and the Trustee. The terms of the 2028 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The 2028 Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. In the event of any inconsistency between the terms of this 2028 Note and the terms of the Indenture, the terms of the Indenture shall control.

The aggregate principal amount of 2028 Notes that may be authenticated and delivered under the Indenture is unlimited. This 2028 Note is one of the 5.650% Senior Notes due 2028 referred to in the Indenture. The 2028 Notes include (i) $700,000,000 aggregate principal amount of the Company’s 5.650% Senior Notes due 2028 issued under the Indenture on May 31, 2023 in an offering registered under the Securities Act (the “Initial 2028 Notes”), and (ii) if and when issued, an unlimited principal amount of additional 5.650% Senior Notes due 2028 that may be issued from time to time, under the Indenture, subsequent to May 31, 2023 (the “Additional 2028 Notes” and, together with the Initial 2028 Notes, the “2028 Notes”). The Initial 2028 Notes and the Additional 2028 Notes shall be considered collectively as a single series of Securities for all purposes of the Indenture.

5.	Redemption

(a) Prior to April 15, 2028 (the “2028 Notes Par Call Date”), the Company may redeem the 2028 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2028 Notes to be redeemed discounted to the Redemption Date (assuming the 2028 Notes matured on the 2028 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the Redemption Date, and (2) 100% of the principal amount of the 2028 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(b) On or after the Par Call Date, the Company may redeem the 2028 Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

6.	Denominations; Transfer; Exchange

The 2028 Notes are in registered form without coupons in denominations of principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange 2028 Notes in accordance with the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Security Registrar for any registration of transfer or exchange of the 2028 Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any 2028 Note selected for redemption or any 2028 Note for a period of 15 days before a selection of the 2028 Notes to be redeemed.

EXHIBIT A-2-6

7.	Persons Deemed Owners

The registered Holder of this 2028 Note shall be treated as the owner of it for all purposes.

8.	Unclaimed Money

If money for the payment of the principal of, or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or the Paying Agent for payment.

9.	Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the 2028 Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the 2028 Notes to Stated Maturity or a specified redemption date.

10.	Amendment, Supplement and Waiver

The Supplemental Indenture, the Base Indenture (as it relates to the 2028 Notes) and the 2028 Notes may be amended or supplemented and certain provisions may be waived as provided in the Indenture.

11.	Defaults and Remedies

The Events of Default as to the 2028 Notes are defined in Section 5.1 of the Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Subsidiary Guarantor, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

12.	Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Subsidiary Guarantor, in its individual or any other capacity, may become the owner or pledgee of the 2028 Notes and may otherwise deal with the Company or the Subsidiary Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

13.	No Recourse Against Others

No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Company or the Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantor, respectively, under the 2028 Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the 2028 Notes by accepting a 2028 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2028 Notes.

EXHIBIT A-2-7

14.	Authentication

This 2028 Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent acting on its behalf) manually signs the certificate of authentication on the other side of this 2028 Note.

15.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

16.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2028 Notes. No representation is made as to the accuracy of such numbers as printed on the 2028 Notes and reliance may be placed only on the other identification numbers placed thereon.

17.	Governing Law

This 2028 Note shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT A-2-8

ASSIGNMENT FORM

To assign this 2028 Note, fill in the form below:

I or we assign and transfer this 2028 Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                  agent to transfer this 2028 Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this 2028 Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT A-2-9

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE6

The following increases or decreases in this Global Note have been made:

Date of Increase / Decrease	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

[6]	For Global Notes.

EXHIBIT A-2-10

EXHIBIT A-3

FORM OF FACE OF 2033 NOTE

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]7

[7]	Depositary legend, if applicable.

EXHIBIT A-3-1

No.	Principal Amount $
[as revised by the Schedule of Increases
and Decreases in the Global Note attached hereto][8]

CUSIP NO. 69047Q AC6

ISIN US69047QAC69

OVINTIV INC.

6.250% SENIOR NOTE DUE 2033

Ovintiv Inc., a Delaware corporation, promises to pay to [Cede & Co.]8 or registered assigns, the principal sum of [                ] Dollars, [as revised by the Schedule of Increases and Decreases in the Global Note attached hereto]8, on July 15, 2033.

Interest Payment Dates: January 15 and July 15, commencing January 15, 2024.

Regular Record Dates: January 1 and July 1.

Additional provisions of this 2033 Note are set forth on the other side of this 2033 Note.

[8]	For Global Notes.

EXHIBIT A-3-2

IN WITNESS WHEREOF, the Company has caused this 2033 Note to be signed manually or by facsimile by its duly authorized officer.

OVINTIV INC.

By:
Name:
Title:

EXHIBIT A-3-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

as Trustee, certifies that this is one of the 2033 Notes referred to in the Indenture.

By:
Authorized Signatory

EXHIBIT A-3-4

FORM OF REVERSE SIDE OF 2033 NOTE

6.250% Senior Note due 2033

1.	Interest

Ovintiv Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2033 Note at the rate per annum shown above.

The Company shall pay interest semiannually on January 15 and July 15 of each year, commencing January 15, 2024. Interest on the 2033 Notes shall accrue from the most recent date to which interest has been paid on the 2033 Notes or, if no interest has been paid, from May 31, 2023. The Company shall pay interest on overdue principal or premium, if any (plus interest on overdue installments of interest to the extent lawful), at the rate borne by the 2033 Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.	Method of Payment

By no later than 12:30 p.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any 2033 Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, or interest. The Company shall pay interest (except Defaulted Interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 immediately preceding the interest payment date even if the 2033 Notes are cancelled or repurchased after the Regular Record Date and on or before the Interest Payment Date. Holders must surrender the 2033 Notes to a Paying Agent to collect principal payments. The Company shall pay principal of, premium, if any, and interest on the 2033 Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company shall pay principal of, premium, if any, and interest on the 2033 Notes at the office or agency designated by the Company, which is initially the corporate trust office of the Trustee in New York, New York. The Company shall pay principal of, premium, if any, and interest on the Global Notes registered in the name of or held by the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as the registered holder of such Global Note. The Company shall make all payments in respect of a Certificated Note by mailing a check to the registered address of each Holder thereof as such address shall appear on the Security Registrar’s books; provided, however, that payments on the 2033 Notes represented by Certificated Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of 2033 Notes represented by Certificated Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written request to the Company and the Trustee or the Paying Agent in accordance with the terms of the Indenture.

3.	Paying Agent and Security Registrar

Initially, The Bank of New York Mellon, the trustee under the Indenture (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Trustee”), shall act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent or Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Security Registrar.

EXHIBIT A-3-5

4.	Indenture

The Company issued the 2033 Notes as a series of Securities under the Indenture dated as of May 31, 2023 (the “Base Indenture”) between the Company and the Trustee, as supplemented by the First Supplemental Indenture dated as of May 31, 2023 (the “Supplemental Indenture” and, together with the Base Indenture and any one or more additional supplemental indentures thereto applicable to the 2033 Notes, herein called the “Indenture”) among the Company, Ovintiv Canada ULC, a British Columbia corporation (the “Subsidiary Guarantor”), and the Trustee. The terms of the 2033 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The 2033 Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. In the event of any inconsistency between the terms of this 2033 Note and the terms of the Indenture, the terms of the Indenture shall control.

The aggregate principal amount of 2033 Notes that may be authenticated and delivered under the Indenture is unlimited. This 2033 Note is one of the 6.250% Senior Notes due 2033 referred to in the Indenture. The 2033 Notes include (i) $600,000,000 aggregate principal amount of the Company’s 6.250% Senior Notes due 2033 issued under the Indenture on May 31, 2023 in an offering registered under the Securities Act (the “Initial 2033 Notes”), and (ii) if and when issued, an unlimited principal amount of additional 6.250% Senior Notes due 2033 that may be issued from time to time, under the Indenture, subsequent to May 31, 2023 (the “Additional 2033 Notes” and, together with the Initial 2033 Notes, the “2033 Notes”). The Initial 2033 Notes and the Additional 2033 Notes shall be considered collectively as a single series of Securities for all purposes of the Indenture.

5.	Redemption

(a) Prior to April 15, 2033 (the “2033 Notes Par Call Date”), the Company may redeem the 2033 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2033 Notes to be redeemed discounted to the Redemption Date (assuming the 2033 Notes matured on the 2033 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points less (b) interest accrued to the Redemption Date, and (2) 100% of the principal amount of the 2033 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(b) On or after the Par Call Date, the Company may redeem the 2033 Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the 2033 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

6.	Denominations; Transfer; Exchange

The 2033 Notes are in registered form without coupons in denominations of principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange 2033 Notes in accordance with the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Security Registrar for any registration of transfer or exchange of the 2033 Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any 2033 Note selected for redemption or any 2033 Note for a period of 15 days before a selection of the 2033 Notes to be redeemed.

EXHIBIT A-3-6

7.	Persons Deemed Owners

The registered Holder of this 2033 Note shall be treated as the owner of it for all purposes.

8.	Unclaimed Money

If money for the payment of the principal of, or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or the Paying Agent for payment.

9.	Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the 2033 Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the 2033 Notes to Stated Maturity or a specified redemption date.

10.	Amendment, Supplement and Waiver

The Supplemental Indenture, the Base Indenture (as it relates to the 2033 Notes) and the 2033 Notes may be amended or supplemented and certain provisions may be waived as provided in the Indenture.

11.	Defaults and Remedies

The Events of Default as to the 2033 Notes are defined in Section 5.1 of the Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Subsidiary Guarantor, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

12.	Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Subsidiary Guarantor, in its individual or any other capacity, may become the owner or pledgee of the 2033 Notes and may otherwise deal with the Company or the Subsidiary Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

13.	No Recourse Against Others

No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Company or the Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantor, respectively, under the 2033 Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the 2033 Notes by accepting a 2033 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2033 Notes.

EXHIBIT A-3-7

14.	Authentication

This 2033 Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent acting on its behalf) manually signs the certificate of authentication on the other side of this 2033 Note.

15.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

16.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2033 Notes. No representation is made as to the accuracy of such numbers as printed on the 2033 Notes and reliance may be placed only on the other identification numbers placed thereon.

17.	Governing Law

This 2033 Note shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT A-3-8

ASSIGNMENT FORM

To assign this 2033 Note, fill in the form below:

I or we assign and transfer this 2033 Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                           agent to transfer this 2033 Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this 2033 Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT A-3-9

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE9

The following increases or decreases in this Global Note have been made:

Date of Increase / Decrease	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

[9]	For Global Notes.

EXHIBIT A-3-10

EXHIBIT A-4

FORM OF FACE OF 2053 NOTE

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]10

[10]	Depositary legend, if applicable.

EXHIBIT A-4-1

No.	Principal Amount $
[as revised by the Schedule of Increases
and Decreases in the Global Note attached hereto][11]

CUSIP NO. 69047Q AD4

ISIN US69047QAD43

OVINTIV INC.

7.100% SENIOR NOTE DUE 2053

Ovintiv Inc., a Delaware corporation, promises to pay to [Cede & Co.]11 or registered assigns, the principal sum of [                ] Dollars, [as revised by the Schedule of Increases and Decreases in the Global Note attached hereto]11, on July 15, 2053.

Interest Payment Dates: January 15 and July 15, commencing January 15, 2024.

Regular Record Dates: January 1 and July 1.

Additional provisions of this 2053 Note are set forth on the other side of this 2053 Note.

[11]	For Global Notes.

EXHIBIT A-4-2

IN WITNESS WHEREOF, the Company has caused this 2053 Note to be signed manually or by facsimile by its duly authorized officer.

OVINTIV INC.

By:
Name:
Title:

EXHIBIT A-4-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

as Trustee, certifies that this is one of the 2053 Notes referred to in the Indenture.

By:
Authorized Signatory

EXHIBIT A-4-4

FORM OF REVERSE SIDE OF 2053 NOTE

7.100% Senior Note due 2053

1.	Interest

Ovintiv Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2053 Note at the rate per annum shown above.

The Company shall pay interest semiannually on January 15 and July 15 of each year, commencing January 15, 2024. Interest on the 2053 Notes shall accrue from the most recent date to which interest has been paid on the 2053 Notes or, if no interest has been paid, from May 31, 2023. The Company shall pay interest on overdue principal or premium, if any (plus interest on overdue installments of interest to the extent lawful), at the rate borne by the 2053 Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.	Method of Payment

By no later than 12:30 p.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any 2053 Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, or interest. The Company shall pay interest (except Defaulted Interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 immediately preceding the interest payment date even if the 2053 Notes are cancelled or repurchased after the Regular Record Date and on or before the Interest Payment Date. Holders must surrender the 2053 Notes to a Paying Agent to collect principal payments. The Company shall pay principal of, premium, if any, and interest on the 2053 Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company shall pay principal of, premium, if any, and interest on the 2053 Notes at the office or agency designated by the Company, which is initially the corporate trust office of the Trustee in New York, New York. The Company shall pay principal of, premium, if any, and interest on the Global Notes registered in the name of or held by the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as the registered holder of such Global Note. The Company shall make all payments in respect of a Certificated Note by mailing a check to the registered address of each Holder thereof as such address shall appear on the Security Registrar’s books; provided, however, that payments on the 2053 Notes represented by Certificated Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of 2053 Notes represented by Certificated Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written request to the Company and the Trustee or the Paying Agent in accordance with the terms of the Indenture.

3.	Paying Agent and Security Registrar

Initially, The Bank of New York Mellon, the trustee under the Indenture (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Trustee”), shall act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent or Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Security Registrar.

EXHIBIT A-4-5

4.	Indenture

The Company issued the 2053 Notes as a series of Securities under the Indenture dated as of May 31, 2023 (the “Base Indenture”) between the Company and the Trustee, as supplemented by the First Supplemental Indenture dated as of May 31, 2023 (the “Supplemental Indenture” and, together with the Base Indenture and any one or more additional supplemental indentures thereto applicable to the 2053 Notes, herein called the “Indenture”) among the Company, Ovintiv Canada ULC, a British Columbia corporation (the “Subsidiary Guarantor”), and the Trustee. The terms of the 2053 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The 2053 Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. In the event of any inconsistency between the terms of this 2053 Note and the terms of the Indenture, the terms of the Indenture shall control.

The aggregate principal amount of 2053 Notes that may be authenticated and delivered under the Indenture is unlimited. This 2053 Note is one of the 7.100% Senior Notes due 2053 referred to in the Indenture. The 2053 Notes include (i) $400,000,000 aggregate principal amount of the Company’s 7.100% Senior Notes due 2053 issued under the Indenture on May 31, 2023 in an offering registered under the Securities Act (the “Initial 2053 Notes”), and (ii) if and when issued, an unlimited principal amount of additional 7.100% Senior Notes due 2053 that may be issued from time to time, under the Indenture, subsequent to May 31, 2023 (the “Additional 2053 Notes” and, together with the Initial 2053 Notes, the “2053 Notes”). The Initial 2053 Notes and the Additional 2053 Notes shall be considered collectively as a single series of Securities for all purposes of the Indenture.

5.	Redemption

(a) Prior to January 15, 2053 (the “2053 Notes Par Call Date”), the Company may redeem the 2053 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2053 Notes to be redeemed discounted to the Redemption Date (assuming the 2053 Notes matured on the 2053 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the Redemption Date, and (2) 100% of the principal amount of the 2053 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(b) On or after the Par Call Date, the Company may redeem the 2053 Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the 2053 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

6.	Denominations; Transfer; Exchange

The 2053 Notes are in registered form without coupons in denominations of principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange 2053 Notes in accordance with the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Security Registrar for any registration of transfer or exchange of the 2053 Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any 2053 Note selected for redemption or any 2053 Note for a period of 15 days before a selection of the 2053 Notes to be redeemed.

EXHIBIT A-4-6

7.	Persons Deemed Owners

The registered Holder of this 2053 Note shall be treated as the owner of it for all purposes.

8.	Unclaimed Money

If money for the payment of the principal of, or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or the Paying Agent for payment.

9.	Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the 2053 Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the 2053 Notes to Stated Maturity or a specified redemption date.

10.	Amendment, Supplement and Waiver

The Supplemental Indenture, the Base Indenture (as it relates to the 2053 Notes) and the 2053 Notes may be amended or supplemented and certain provisions may be waived as provided in the Indenture.

11.	Defaults and Remedies

The Events of Default as to the 2053 Notes are defined in Section 5.1 of the Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Subsidiary Guarantor, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

12.	Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Subsidiary Guarantor, in its individual or any other capacity, may become the owner or pledgee of the 2053 Notes and may otherwise deal with the Company or the Subsidiary Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

13.	No Recourse Against Others

No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Company or the Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantor, respectively, under the 2053 Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the 2053 Notes by accepting a 2053 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2053 Notes.

EXHIBIT A-4-7

14.	Authentication

This 2053 Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent acting on its behalf) manually signs the certificate of authentication on the other side of this 2053 Note.

15.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

16.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2053 Notes. No representation is made as to the accuracy of such numbers as printed on the 2053 Notes and reliance may be placed only on the other identification numbers placed thereon.

17.	Governing Law

This 2053 Note shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT A-4-8

ASSIGNMENT FORM

To assign this 2053 Note, fill in the form below:

I or we assign and transfer this 2053 Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                  agent to transfer this 2053 Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this 2053 Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT A-4-9

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE12

The following increases or decreases in this Global Note have been made:

Date of Increase / Decrease	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

[12]	For Global Notes.

EXHIBIT A-4-10